Exhibit 99.1

BioXcel Therapeutics Announces Acceptance of Abstract at ASCO 2018 Annual Meeting

BRANFORD, Conn., April 26, 2018 — BioXcel Therapeutics, Inc. (“BTI”) (Nasdaq: BTAI), a clinical stage biopharmaceutical development company utilizing novel artificial intelligence to identify the next wave of medicines across neuroscience and immuno-oncology, announced today that it will present a poster supporting results from a preclinical study of the Companys’ BXCL701 and Nektar Therapeutics’ NKTR-214 targeting pancreatic cancer at the upcoming 2018 American Society for Clinical Oncology (ASCO) Annual Meeting, being held June 1-5, 2018 in Chicago, IL, USA.

Details of the accepted poster are below:

Abstract #3085 / Poster #299: Efficacy and immune modulation by BXCL701 a dipeptidyl peptidase inhibitor, NKTR-214 a CD122-biased immune agonist with PD1 blockade in murine pancreatic tumors

Date: Monday, June 04, 2018

Time: 8:30 AM-11:30 AM CT

Session: Developmental Therapeutics-Immunotherapy

Location: Hall A

In November 2017, BioXcel Therapeutics entered into a research collaboration with Nektar Therapeutics to explore the novel combination of Nektar’s NKTR-214, a CD122-biased agonist, and BTI’s BXCL701, a small molecule immune-modulator and DPP 8/9 and FAP inhibitor, in preclinical mouse models of pancreatic and prostate cancer. The discovery collaboration was focused on utilizing the complementary mechanisms of the two assets to boost the body’s own immune system and overcome the immunosuppressive mechanisms present in the tumor microenvironment.

About BioXcel Therapeutics, Inc. (BTI):

BioXcel Therapeutics, Inc. is a clinical stage biopharmaceutical company focused on drug development that utilizes novel artificial intelligence to identify the next wave of medicines across neuroscience and immuno-oncology. The company’s drug re-innovation approach leverages existing approved drugs and/or clinically validated product candidates together with big data and proprietary machine learning algorithms to identify new therapeutic indices. The company’s two most advanced clinical development programs are BXCL501, a sublingual thin film formulation designed for acute treatment of agitation resulting from neurological and psychiatric disorders, and BXCL701, an immuno-oncology agent designed for treatment of a rare form of prostate cancer and for treatment of pancreatic cancer.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements that relate to BXCL701’s advancement and development, the presentation of data at ASCO and other information that is not historical information. When used herein, words such as “anticipate”, “being” ,”will”, “may”, “continue”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon BioXcel’s current expectations and various assumptions. BioXcel believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. BioXcel may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under” Risk Factors” in BioXcel’s prospectus dated March 7, 2018 and BioXcel’s other filings made with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as BioXcel’s current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. BioXcel cannot guarantee future results, events, levels of activity, performance or achievements. BioXcel does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contact Information:
The Ruth Group
Lee Roth
646-536-7012
lroth@theruthgroup.com